PROGEN
                                                              INDUSTRIES LIMITED

WEDNESDAY, 21ST MAY 2003


PRIVATE AND CONFIDENTIAL

DARREN SCHLIEBS
PO BOX 868
MT. OMMANEY, Q.4074
TEL: 3376 1641 / MBL: 0402 559 688


Dear Darren,


The company pleased to offer you employment on the terms contained in this letter.

Should you wish to discuss any of the terms of your employment, please contact me.

1.   ENGAGEMENT

1.1 Employment details and a job description are shown in Schedule 1 & 2 respectively.

1.2 Your appointment with Progen Industries Ltd. will be for the position of VP Business Development and commences from June 2nd 2003 or earlier whichever is agreed upon subsequently, but before June 2nd.

1.3 You appointment is on a full time basis. The nature of your work means that your principal place of employment will be at the Progen Darra site, Brisbane, or wherever that might be. Your duties may require you to travel and you may be required to work at or from any of our other workplaces.

1.4 Basic working hours are set out in Schedule 1, but in order to meet the demands of your position you agree to work whatever hours, at whatever times and whatever days as directed by management or work assignments. This may include travelling outside normal hours to undertake your duties pursuant to this agreement.

1.5 Progen does not operate under an award scheme. In the absence of an applicable award, overtime is not paid.

1.6 There is an initial three-month probationary period at the end of which Progen or yourself have the opportunity to terminate your employment. Otherwise both parties will agree that your position with Progen becomes permanent.


2.   YOUR DUTIES

2.1 The duties of your position are set out in Schedule 2 [Job Description] to this agreement and include any other duties advised by the company from time to time ('your duties').

2.2  While  employed  by  Progen,  you will not, without our written permission:

     (a)  perform  your  duties  other than for the company or on its behalf; or

     (b)  engage in any other employment, business or profession.


                                                                          1 / 13
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                                                                    PROGEN
                                                              INDUSTRIES LIMITED

2.3 You warrant that you have the expertise, qualifications, licences and registration necessary to perform your duties and will perform them in a manner appropriate to a person having such expertise, qualifications, licences or registration. You must maintain that expertise, qualifications, licences and registration.

2.4 You will at all times act in the best interests of, well and faithfully serve and promote the company's business and interests.

2.5 Subject to your remuneration as described in Schedule 1, or any other benefit you may be paid by the company, by way of bonus or reimbursement, you will not accept any payment or any other benefit from any person as an inducement or reward for any act or forbearance in connection with any matter or business transacted by the company, on our behalf or on behalf of an Associated Business or Client.

3.   REMUNERATION  AND  LEAVE  ENTITLEMENTS

3.1  Remuneration and leave entitlements are set out in Schedule 1.

3.2 You authorise the company to deduct from your remuneration and leave entitlements any amount attributable to unauthorised absences or approved unpaid leave.

3.3 The superannuation fund into which contributions on your behalf will be paid is set out in Schedule 1. Your superannuation will be calculated on the basis of the rate prescribed in the superannuation guarantee legislation from time to time (currently 9%), calculated on your salary.

3.4  Prior to departing on annual leave you are to ensure that:

     (a)  you  have  obtained  appropriate  authorisation.

     (b) all work for which you are responsible has been delegated to other suitably qualified employees or managed for the period of your absence; and

     (c) your contact details during the period of your absence have been provided to your management so that you can be contacted if necessary.

3.5 On provision of receipts or other documentary evidence to the company's satisfaction, you will be reimbursed for reasonable work-related expenses properly incurred by you in the performance of your duties. The company will meet your accommodation, attendance and travelling costs whenever is necessary for you to travel or stay away from your residence in the performance of your duties.

3.6 Your remuneration and entitlements set out in this letter of appointment are the only entitlements to which you are entitled and you will receive no other benefits regardless of the time or the conditions in which you work.

4.   AWARD OFFSET

4.1 You acknowledge that your remuneration and entitlements are in respect of, satisfy and are to be applied in satisfaction of any entitlements you may have (for example overtime, penalty rate, allowances and loadings) under any applicable award and do not increase the rates payable to you for ordinary hours pursuant to any applicable award.


                                                                          2 / 13

                                                                    PROGEN
                                                              INDUSTRIES LIMITED

5.   PERFORMANCE  REVIEWS

5.1 Your work performance and conduct will be reviewed by the company and discussed with you from time to time. You acknowledge that the annual performance reviews conducted on all employees are not necessarily linked to your salary increases.

5.2 Any query or concern regarding your employment should be raised by you as soon as a query or concern arises, and not delayed until a scheduled performance review.

5.3  The  company acknowledges and agrees to your request for a 12-month review.

6.   DUTY OF CONFIDENTIALITY

6.1 You will not at any time, whether or not employed by Progen, use or disclose any Confidential Information, without our prior written permission, unless:

     (a)  it  is  strictly  necessary  for  you  to  perform  your  duties;  or

     (b) for the purpose of disclosure only, you are legally obliged to disclose by a court, commission or tribunal.

6.2 You will not, and will not permit anybody else to, without Progen's prior written permission:

     (a) seek to obtain Confidential Information to which you have not been granted access;

     (b) remove any Confidential Information from our or any Associated Business' or Clients' premises;

     (c)  make any copies of Confidential Information; or

     (d) bring any computer software, tapes or disks onto our or an Associated Business' or Clients' premises other than for the purposes of carrying out your duties.

6.3 When Confidential Information is disclosed in accordance with paragraph 6.2, you will ensure that the person to whom the information is disclosed is made aware of its confidential nature and do everything in your power to ensure that person does not use or disclose that information.

6.4 You acknowledge that if confidential information is released to the market it may affect the price of Progen's securities, which are quoted on the Australia Stock Exchange and NASDAQ. You undertake not to engage in trading in Progen's securities, which may give rise to a breach by you or Progen of any law applicable in Australia, USA or elsewhere relating to insider trading or unlawful conduct in relation to dealings in securities.

6.5 'CONFIDENTIAL INFORMATION' means all information belonging to Progen or an Associated Business, and includes information which:

     (a) the company or an Associated Business or a Client indicates is confidential;

     (b) by its very nature, might reasonably be understood to be confidential or to have been disclosed in confidence;


                                                                          3 / 13

                                                                    PROGEN
                                                              INDUSTRIES LIMITED

     (c) would be of commercial value to a competitor or an Associated Business or Client;

     (d) relates to our or an Associated Business' or Clients' financial or business affairs (including financial information, accounts work, financing information, management reports and performance or profitability reports and margins);

     (e) relates to any of our or an Associated Business' clients (including but not limited to client details, client lists, details of client requirements, details of prospective clients, the identity or contact details of any client, their requirements and their financial affairs and details of our clients' dealings or financial arrangements with other parties);

     (f) relates to any arrangements or transactions between the company or an Associated Business and a Client (including the prices charged to clients and details of the arrangements or transactions);

     (g) relates to or is contained in any manuals or handbooks produced by the company or an Associated Business or Client;

     (h) relates to our or an Associated Business' or Clients' fees, quotations, prices or charges in respect of services or products;

     (i) relates to the marketing and selling techniques used by the company or an Associated Business or Client (including marketing and targeting plans, prospect lists or databases, sales plans, research and data surveys);

     (j) relates to trade secrets, technical specifications, know-how, plans, design concepts, ideas, design specifications, manufacturing or development processes, research, formulae, processes, applications, unique features or techniques in respect of any of our or an Associated Business' or Clients' products or services, whether existing or in development;

     (k) relates to or is contained in any of our or an Associated Business' or Clients' computer databases or software;

     (l) relates to any arrangements or transactions between the company or an Associate Business or Client and or its suppliers, contractors, employees or consultants (including their identity and the existence or size of any fees, prices, commissions or charges paid or payable);

     (m) all copies of the information, notes and other records referred to in paragraph (a) to (l) above,

     except for information that:

     (n) was rightfully in your possession and not subject to an obligation of confidentiality on you before the negotiations leading to the commencement of your employment with the company or an Associate Business; or

     (o) is or, after the date of this agreement, becomes available in the public domain (other than as a result of a breach of this agreement).


                                                                          4 / 13

                                                                    PROGEN
                                                              INDUSTRIES LIMITED

7.   DUTY TO NOT ENDANGER HEALTH AND SAFETY

7.1 Progen gives a high priority to health and safety and will not tolerate smoking in the workplace, or discrimination or harassment of our employees. If you are or become a smoker, you will not smoke in or in the vicinity of any of our offices or workplaces.

7.2 For the safe and effective operation of the workplace and the welfare of other employees, you undertake to abide by, implement and enforce state and federal laws and policies of the workplace relating to health and safety, discrimination and harassment.

8.   PROGEN POLICIES AND PROCEDURES

8.1 You agree to be bound by all of the company's policies and procedures as varied from time to time.

9.   TERMINATION

9.1 You have a right to terminate this agreement, by giving the company the appropriate notice set out in paragraph 9.2(b) (or payment of your salary in lieu thereof). If you do not give the required notice or payment in lieu, you authorise the company to withhold or deduct from any money owed to you, an amount in total or partial satisfaction of that obligation.

9.2  The company may dismiss you, and thereby terminate this agreement:

     (a) without notice if there is reasonable grounds to suspect that you are guilty of Misconduct; or

     (b) by giving notice to you, or payment of salary in lieu, in accordance with the following table:

     ==============================================================================
     PERIOD OF SERVICE                                              REQUIRED NOTICE
     ------------------------------------------------------------------------------
     Less than 6 months                                                     2 weeks
     ------------------------------------------------------------------------------
     6 months or more                                                       4 weeks
     ------------------------------------------------------------------------------
     Employer only:
     If you are over 45 years old and your period of service is at     1 extra week
     least 2 years
     ==============================================================================

9.3  'MISCONDUCT'  has  its  ordinary  meaning  at  law,  and  includes:
     (a) any conduct which we indicate is misconduct or will result in summary dismissal;

     (b) dishonesty or misrepresentation of your expertise, qualifications, registration or employment history;

     (c) not complying with the legislative requirements for a person in your position;

     (d)  wilful disobedience of the company's lawful directions;

     (e) conviction of a criminal offence that affects your suitability for your position;

     (f)  drunkenness or intoxication;

     (g)  neglect of duty or incompetence;


                                                                          5 / 13

                                                                    PROGEN
                                                              INDUSTRIES LIMITED

     (h)  conduct of a sort which may injure our reputation;

     (i) engaging in misleading or deceptive conduct or making any misrepresentations in relation to the performance of your duties or our business; or

     (j)  breaching your obligations in paragraphs 2.2 or 6.

10.  POST-TERMINATION ASSISTANCE

10.1 Following termination of your employment, you will, upon request, provide the company or an Associated Business with reasonable assistance to the best of your ability in relation to any matter relating directly or indirectly to your employment, or which arises out of events which occurred during the period of your employment, including providing statements or affidavits, attending meetings and attending hearings or inquiries.

10.2 Upon provision of receipts or other documentary evidence to our satisfaction, the company will reimburse you for any reasonable expenses, such as travel and accommodation, incurred by you in providing assistance in accordance with paragraph 10.1. The company will also pay you a consultancy fee for work undertaken by you in providing that assistance, at an hourly rate calculated on the basis of your salary as at termination for a 40 hour work week, upon provision of invoices.

11.  INTELLECTUAL PROPERTY

11.1 You acknowledge and agree that all existing and future Intellectual Property Rights:

     (a)  in  any  Confidential  Information;

     (b) in respect of any intellectual property developed, in development, created or conceived wholly or partly by you, alone or together with any other person or body, whether during or outside working hours:

          (i) on our or an Associated Business' or Clients' premises or using our or an Associated Business' or Clients' facilities or resources, or facilities or resources which were in the care and control of the company or an Associated Business or Client or any of our employees, officers, agents, sub-contractors or representatives;

          (ii) directly or indirectly as a result of your or anybody else's access to Confidential Information;

          (iii) in the course of, as a consequence of or in relation to the performance of your duties; or

          (iv) relating to our or an Associated Business' or Clients' general methods of operation; or

     (c) in respect of or associated with any of our or an Associated Business' or Clients' products or services, and any alterations or additions or methods of making, using, marketing, selling or providing those products or services, vest in and belong to the company or our nominee to the extent that they may for any reason vest in you, are assigned by you to and vest in the company or our nominee.

11.2 You agree to execute all documents, including any assignments, and do all acts and things, required by the company for the purpose of effecting and perfecting the title of


                                                                          6 / 13

                                                                    PROGEN
                                                              INDUSTRIES LIMITED

     the company or our nominee to the Intellectual Property Rights described in paragraph 9.1, in Australia and such other countries as is required.

11.3 You will immediately disclose to the company in writing, any invention or improvement you make or of which you conceive during or in the course of performing your duties.

11.4 You consent to the company infringing any moral rights that you may have or become entitled to in any work created in the course of your employment. For the purpose of this consent, 'work' has the meaning given to that term in the Copyright Amendment (Moral Rights) Act 2000 (Cth) and 'moral rights' refers to any right arising under the provisions of the legislation.

11.5 'INTELLECTUAL PROPERTY RIGHTS' means any and all beneficial and legal ownership and intellectual and industrial protection rights throughout the world, both present and future, including rights in respect of or in connection with any confidential information, copyright (including future copyright and rights in the nature of or analogous to copyright), moral rights, inventions (including patents), trade marks, service marks, designs, circuit layout and performance protection (whether or not now existing and whether or not registered or registrable) and includes any right to apply for the registration of such right and all renewals and extensions.

12.  SECURITY

12.1 You will take all reasonable steps to ensure the security of and protect all Confidential Information and intellectual property of the company or Associated Business or Client in your possession, power or control.

12.2 You will comply with, and to the best of your endeavours ensure that all other employees or contractors engaged by the company or an Associated Business comply with, all of our or an Associated Business' security guidelines, procedures, rules and regulations (whether formal or informal).

12.3 If you are provided with any kind of security access device, such as a key or computer coded access card, you will:

     (a) immediately return the device to the company on termination of your employment, or earlier request;

     (b) not copy nor permit the copying of the device or any aspect of it which is integral to its function of security;

     (c) not give the device to anybody else or permit anybody else to use the device; and

     (d) use the device strictly in accordance with any conditions advised by the company in respect of it.

12.4 Immediately upon termination of your employment, or upon request at any time by the company, you will provide any:

     (a)  Confidential  Information;

     (b) item in respect of which Intellectual Property Rights are held by the company or an Associated Business or Client;

     (c) property, records or information belonging to the company or an Associated Business or Client,


                                                                          7 / 13

                                                                    PROGEN
                                                              INDUSTRIES LIMITED

     in your possession, power or control, in the form requested and to the company's satisfaction.

13.  INTERPRETATION

13.1 All the provisions of this agreement are reasonable in all the circumstances and each provision is and shall be deemed to be severable and independent and shall not affect the validity or enforceability of any other provision.

13.2 This document represents a full record of our agreement with respect to your employment, and supersedes any prior oral or written agreement or understanding between you and the company.

13.3 Any award or legislation applicable to your employment does not form part of your employment agreement.

13.4 Subject to our right to amend policies and manuals and change your duties, any amendment to this agreement is not binding unless agreed between you and the company and recorded in writing.

13.5 This agreement is governed by and is to be construed in accordance with the laws of Queensland and the Commonwealth of Australia. You and the company submit to the non-exclusive jurisdiction of the courts of Queensland.

13.6 'ASSOCIATED BUSINESS' includes any company, partnership, trust or sole trader with common ownership or control (whether in whole or part, directly or indirectly, or through interposed entities or not), including any Related Body Corporate (as defined in the Corporations Law).

13.7 'CLIENT' means any persons, company, association or any other entity to whom the company, or any of its Associated Business, provides services, advice, products or any other knowledge or know-how during the period of your employment.

Please confirm your acceptance of these terms of employment by signing and returning this letter to me.


Yours sincerely,



--------------------------------
MILTON MCCOLL
COMPANY SECRETARY/CFO
PROGEN INDUSTRIES LIMITED


I accept the offered employment on the terms contained in this letter:


                                DATE:   / 05/ 2003
------------------------
DARREN  SCHLIEBS


                                                                          8 / 13

                                                                                PROGEN
                                                                           INDUSTRIES LIMITED

SCHEDULE 1
EMPLOYMENT  DETAILS

=============================================================================================
EMPLOYER:              PROGEN INDUSTRIES LIMITED
---------------------  ----------------------------------------------------------------------
EMPLOYEE'S FULL NAME:  DARREN M. SCHLIEBS
---------------------  ----------------------------------------------------------------------
POSITION:              V.P. Business Development
---------------------  ----------------------------------------------------------------------
REPORTING LINE         Direct Report to the CEO/MD
---------------------  ----------------------------------------------------------------------
DATE OF AGREEMENT:     Wednesday, 21st May 2003
---------------------  ----------------------------------------------------------------------
DATE OF COMMENCEMENT:  Monday, June 2nd, 2003 or earlier.
---------------------  ----------------------------------------------------------------------
WORKPLACE:             2806 Ipswich Rd. Darra, Brisbane.
---------------------  ----------------------------------------------------------------------
BASE WORKING HOURS:    8.30am to 5pm
---------------------  ----------------------------------------------------------------------
BASE REMUNERATION*:    100, 000 base salary plus statutory Superannuation
---------------------  ----------------------------------------------------------------------
MANNER OF PAYMENT:     Fortnightly in arrears, into a bank account nominated by you.
---------------------  ----------------------------------------------------------------------
SUPERANNUATION FUND:   Company super fund unless otherwise stated
---------------------  ----------------------------------------------------------------------
BONUS *                A special incentive bonus is attached to this position in the form of a $40,000 gross payment for the successful closure of an out-
                       licensing deal for PI-88 in accordance with the company's licensing strategy for PI-88 and requirements at the time of this contract.
---------------------  ----------------------------------------------------------------------
SHARE OPTIONS          Following a successful probation period, you will be awarded
                       22,000 options at a strike price of $4.00 in accordance with the existing employee option plan.
---------------------  ----------------------------------------------------------------------
LEAVE ENTITLEMENTS:    Annual leave, sick leave and long service leave at the minimum levels prescribed by the Industrial Relations Act 1999 (Qld), in accordance with that Act.  Those levels currently are:

                       -  4 weeks' annual leave per completed year of employment(1)
                       -  10 days' sick leave per completed year of employment(2)
                       -  13 weeks' long service leave after 15 years' continuous service, or pro rata on termination after 10 years' service.
---------------------  ----------------------------------------------------------------------
COMPANY VEHICLE *      A novated lease will be arranged as part of your package and the company will meet all running costs and pay FBT as long as you remain employed by the Company. The total cost of maintaining the car including lease payments, fuel, oil, licensing, registration
=============================================================================================
_______________________________

(1)  To be taken in the year following its accrual.  All leave is subject to approval and  will  not  be  granted  where  it  interferes  with  work  commitments
(2)  Available  in  circumstances  when you are unable to attend work because of your own  incapacity or the need to care for a member of your immediate family.  Paid sick  leave  will  not  be  available where your absence exceeds 2 days unless a medical  certificate  (for  you or your family member) is provided.  Unused sick leave  may  be  accumulated  from  year  to  year  but  will  not be paid out at termination.


                                                                          9 / 13

                                                                                PROGEN
                                                                           INDUSTRIES LIMITED

=============================================================================================
                       and servicing is limited to $10,000 p.a. The vehicle will be in name of Darren M. Schliebs. Upon termination lease commitments for the vehicle become the responsibility of the employee.
---------------------  ----------------------------------------------------------------------
TRAVEL/TRAINING        There is an annual pro-rata reimbursement of substantial
REIMBURSEMENT          travel/training incurred by the company if you decide to terminate 6 months prior to the event (>$2,000) e.g. if a course costs $5,000 and you decide to leave 3 months after the event, you will be required to repay $5,000/12 x 9 = $3,750 to the company.
=============================================================================================

* Details relating to your remuneration should only be discussed with members of the remuneration committee, CEO and CFO. Disclosure by you of such information is prohibited before statutory disclosure is required.


                                                                         10 / 13

                                                                   PROGEN
                                                              INDUSTRIES LIMITED

SCHEDULE  2

JOB DESCRIPTION
KEY RESPONSIBILITIES

- Aggressively pursue out-licensing of company's development compounds in cancer. In particular PI-88 within the next 12 months and in accordance to the company's licensing policy wrt the compound, and PI-166 in that order of priority.
- Bridge the gap between R&D and other departments, and the marketplace [scientific, pharma and investor community] though effective in-house or outsource communications strategies.
- Contribute to building strong commercial culture that focuses on deliverables in key activity areas [R&D, Commercial Services] by utilizing gained experience.
-    Key support function to the CEO.
-    Actively manage company Public relations.
- Develop showcase scenarios and strategies for licensing opportunities, contracts and ventures.
- Competent in building strong business cases around potential projects that will support and satisfy company objectives.
- Keep management updated on important market developments and competitive research and marketing activities by utilizing available market information and establishing communications networks.
- Challenge project proposals and provide necessary supporting information that will aid effective decision-making.
- Act as a company delegate and promote company at congresses, meetings etc. as required.
-    Strong Networking and business lead development capabilities
- Provide appropriate level of feedback and information to MD and management team.
- Complement management of team dynamics through business competence, professionalism and leadership skills
-    Maintain cost consciousness mind-set.

ACTIVITIES

- Manage out-licensing activities including active prospecting, licensing development, meetings conferences etc. within corporate deadline.
- Develop sound business models, in collaboration with the working groups and tailored to specific business proposals/projects in R&D and other business divisions.
- Collaborate with and challenge significant company business activity and practices in all divisions.
- Develop and maintain company business plan with input from appropriate sources.
- Draft and finalize press releases and public announcements in collaboration with PR agency.
- Ensure that key business data is assimilated for easy interpretation and with input and validation where possible.
- Ensure that MD/CFO is informed and engaged in all PR and corporate related activities.
- Conduct business evaluations with appropriate participation of company members.
- Coordinate financial input together company secretary, and M.D. and others as required.
-    Monitoring and reporting on competitive activity [local and international]

ACCOUNTABILITY, APPRAISAL AND REWARD

--------------------------------------------------------------------------------

Direct report to CEO.


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                                                                   PROGEN
                                                              INDUSTRIES LIMITED

Appraisal and reward will be considered in the context of overall performance against goals as agreed with CEO and the remuneration committee.

Strictly hands on position. An ideal development role for person who wishes to prove his/her potential as a future CEO in the biotechnology industry.

PROFESSIONAL SKILLS

-----------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------
Mid to long-term Vision:    Planning skills and ability to work to tight deadlines. Ability to conceptualize big picture commercial outcomes for complex
                            scientific and manufacturing ideas in key business areas.
--------------------------  -------------------------------------------------------------------
Analytical:                 Ability to evaluate, synthesise and develop reasonable
                            perspective on information, data and people, and set the right priorities
--------------------------  -------------------------------------------------------------------
Business oriented           Profitability and commercially minded
--------------------------  -------------------------------------------------------------------
Customer oriented:          Ability to interact and communicate efficiently across
                            departments, clients and investors.
--------------------------  -------------------------------------------------------------------
Demeanor                    Conducts oneself with appropriate professionalism, lending support the CEO and servicing the corporate function above personal goals with the attitude that personal gain will flow from the performance and support of the company and the CEO.
--------------------------  -------------------------------------------------------------------
Goal & Achievement mindset  Ability to set and follow-through on milestones and goals.
--------------------------  -------------------------------------------------------------------
Selling/Negotiating:        Strong communication and negotiation skills and ability to present clearly (orally and in writing)
--------------------------  -------------------------------------------------------------------
Leadership:                 Exhibits integrity, competence, confidence and professionalism
--------------------------  -------------------------------------------------------------------
Work Ethic                  Ambitious and goal orientated. Able to work well under stress.
                            Multi tasked and works to get job done.
-----------------------------------------------------------------------------------------------

PERSONALITY
--------------------------------------------------------------------------------
-    Analytical and organised
-    Company orientated but personally ambitious.
-    Mature, stable personality
-    Persistent. A good starter-finisher.
-    Enthusiastic and self-motivated - a problem solver not a problem maker
-    Strong 'partnership-oriented' team player
-    Demonstrative drive and accountability for achievement.
-    Open minded and outgoing
-    Willing to openly share thoughts and information
- Mental flexibility - open to new ideas and advice - ability to deal with criticism- ability and willingness to change course of action in line with company initiatives.
-    Willingness to be measured on performance (not only activities)
-    Ability to take a clear, consistent position and responsibility
-    Willingness to learn new skills and accept challenge

EDUCATION & QUALIFICATIONS
--------------------------------------------------------------------------------
-    Advanced science degree + MBA or similar, or,


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                                                                   PROGEN
                                                              INDUSTRIES LIMITED

-    Finance plus health sciences marketing and sales experience
-    Essential Computer (spreadsheet/graphic) capabilities
-    Good written and oral presentation capabilities

EXPERIENCE
--------------------------------------------------------------------------------
- Experience in the pharmaceutical, biotechnology, health sciences industry [international preferred].
- Operational Experience: licensing, IP management, manufacturing, R&D, Market Research, Clinical Development.


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